UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2016

INVENTRUST PROPERTIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

2809 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(855) 377-0510

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 14, 2016, InvenTrust Properties Corp. (the “Company”) and Highlands REIT, Inc. (“Highlands”), a wholly owned subsidiary of the Company, entered into a separation and distribution agreement (the “Separation and Distribution Agreement”) to effect the separation of Highlands from the Company through a pro rata distribution of 100% of Highlands’ common stock to the Company’s stockholders of record on April 25, 2016 (the “Spin-Off”), and to provide for the allocation between the Company and Highlands of the Company’s assets and liabilities.

Following the Spin-Off, the parties have agreed that Highlands will hold substantially all of the Company’s remaining “non-core” assets. Highlands’ real property assets will consist of seven single- and multi-tenant office assets, two industrial assets, six retail assets, two correctional facilities, four parcels of unimproved land and one bank branch, as further described in the Separation and Distribution Agreement (the “Highlands Portfolio”). Pursuant to the Separation and Distribution Agreement, Highlands will assume all liabilities relating to or arising out of the Highlands Portfolio (excluding any liabilities relating to the properties previously owned and disposed by subsidiaries of Highlands prior to the Spin-Off).

The Separation and Distribution Agreement also provides that Highlands and its affiliates will release and discharge the Company and its affiliates from all liabilities existing or alleged to have existed at or before the separation, other than certain specified matters, including (i) liabilities expressly assumed by the Company in the Separation and Distribution Agreement, the Transition Services Agreement to be entered into by the Company and Highlands (the “Transition Services Agreement”) and the Employee Matters Agreement to be entered into by the Company and Highlands (the “Employee Matters Agreement”) and (ii) liabilities arising pursuant to indemnification or contribution obligations set forth in such agreements. Similarly, the Separation and Distribution Agreement also provides that the Company and its affiliates will release and discharge Highlands and its affiliates from all liabilities existing or alleged to have existed at or before the separation, other than certain specified matters, including (i) liabilities expressly assumed by Highlands in the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement and (ii) liabilities arising pursuant to indemnification or contribution obligations set forth in such agreements.

Pursuant to the Separation and Distribution Agreement, Highlands has agreed to indemnify, defend and hold harmless the Company and its affiliates and each of their respective current or former stockholders, directors, officers, agents and employees and their respective heirs, executors, administrators, successors and assigns from and against all liabilities relating to, arising out of or resulting from (i) the liabilities assumed by Highlands in the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement, (ii) any breach by Highlands or any of its subsidiaries of the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement, (iii) losses arising from third party claims relating to the separation and distribution and (iv) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the registration statement on Form 10, as amended, filed by Highlands with the Securities and Exchange Commission and the information statement filed therewith, other than specified information relating to and provided by the Company (the “Specified InvenTrust Information”). Similarly, the Company has agreed to indemnify, defend and hold harmless Highlands and its affiliates and each of their respective current or former stockholders, directors, officers, agents and employees and their respective heirs, executors, administrators, successors and assigns from and against all liabilities relating to, arising out of or resulting from (i) the liabilities assumed by the Company in the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement, (ii) any breach by the Company or any of its subsidiaries of the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement and (iii) the Specified InvenTrust Information. The Company and Highlands will not be deemed to be affiliates of the other for purposes of determining the above described indemnification obligations.

Highlands has also agreed to indemnify the Company against all taxes related to Highlands, its subsidiaries and its assets, including taxes attributable to periods prior to the separation and distribution. The Company has agreed to indemnify Highlands for any taxes attributable to the Company’s or its subsidiary, MB REIT (Florida), Inc.’s, failure to qualify as a REIT for any taxable year ending on or before December 31, 2016.

In addition, the Separation and Distribution Agreement provides that Highlands will have not less than $20.0 million in unrestricted cash at the time of the distribution. The Company and Highlands have also agreed not to solicit or hire the employees of the other for a period of one year following the separation. Otherwise, the Company and Highlands have explicitly agreed that there will be no restrictions on post-closing competitive activities. Other matters governed by the Separation and Distribution Agreement include access to financial and other information, confidentiality, access to and provision of records, general litigation support and customary dispute resolution procedures.

The Separation and Distribution Agreement provides that it may be terminated at any time prior to the distribution date in the sole discretion of the Company without the approval of any person. In the event of a termination of the Separation and Distribution Agreement, no party, nor any of its respective directors, officers, or employees, will have any liability of any kind to the other party or any other person.

The Separation and Distribution Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary description of the Separation and Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement.

Item 8.01.	Other Events.

On April 14, 2016, the Company issued a press release announcing that the Board of Directors of the Company has authorized the distribution of 100% of the outstanding shares of Highlands common stock to holders of record of common stock of the Company as of the close of business on April 25, 2016 (the “Record Date”). Each holder of record of common stock of the Company will receive one share of common stock of Highlands for every one share of common stock of the Company held at the close of business on the Record Date. The distribution of Highlands common stock is expected to occur on or about April 28, 2016. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

The completion of the Spin-Off is subject to the satisfaction of certain conditions as further described in the Separation and Distribution Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Separation and Distribution Agreement by and between InvenTrust Properties Corp. and Highlands REIT, Inc., dated as of April 14, 2016.

99.1	Press Release of InvenTrust Properties Corp., dated as of April 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: April 14, 2016	By:	/s/ Scott Wilton
	Name:	Scott Wilton
	Title	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement by and between InvenTrust Properties Corp. and Highlands REIT, Inc., dated as of April 14, 2016.

99.1	Press Release of InvenTrust Properties Corp., dated as of April 14, 2016.